UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2026

Star Equity Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-38704	59-3547281
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

53 Forest Avenue, Suite 101
Old Greenwich, CT 06870
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (203) 489-9500
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	STRR	The NASDAQ Stock Market LLC
Series A Preferred Stock, $0.001 par value	STRRP	The NASDAQ Stock Market LLC
Preferred Share Purchase Rights
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On August 14, 2026, Star Equity Holdings, Inc., a Delaware corporation (“Star”), Merger Sub – R, Inc., a Delaware corporation and a wholly owned subsidiary of Star (“Merger Sub”), and Harte Hanks, Inc., a Delaware corporation (“HH”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into HH, with HH continuing as the surviving corporation of the merger (the “Merger”), and a wholly owned subsidiary of Star.

Subject to the terms and conditions of the Merger Agreement, upon the closing of the Merger and the other transactions contemplated by the Merger Agreement (the “Closing”), (a) any shares of HH common stock held as treasury stock, or held directly by Star or Merger Sub (or any of their respective subsidiaries) will be canceled, retired and cease to exist, and no consideration will be delivered in exchange therefor, and (b) each then-outstanding share of HH common stock (other than the shares described in the foregoing subclause (a)) will be converted into the right to receive, without interest and subject to adjustment as set forth in the Merger Agreement: (1) if, with respect to such share, an election to receive cash has been properly made and not revoked or lost pursuant to the terms of the Merger Agreement (each such share, a “Cash Electing Share”), cash in an amount equal to $5.00 per share (the “Cash Consideration”), (2) if, with respect to such share, an election to receive shares of the 10% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share, of Parent (“Parent Preferred Stock”) has been made and not lost (each such share, a “Preferred Stock Electing Share”), the right to receive 0.50 shares of Parent Preferred Stock (the “Preferred Stock Consideration” and, together with the Cash Consideration, and any combination thereof, and any cash in lieu of fractional shares of Parent Preferred Stock, collectively, the “Merger Consideration”), and (3) if such share is neither a Cash Electing Share or a Preferred Stock Electing Share (each, a “Non-Electing Share”), then, the Cash Consideration, the Preferred Stock Consideration or a combination of both.

In addition, (a) each outstanding, vested option to purchase shares of HH common stock (each, a “Vested Company Option”) will be cancelled, treated as a Cash-Electing Share, Preferred Stock Electing Share, or Non-Electing Share, as per the election (or non-election) made by the holder of such Vested Company Option and converted automatically into the right to receive Cash Consideration, Preferred Stock Consideration, or a combination of the two in an amount equal to the product of (i) the excess, if any, of the Merger Consideration over the per share exercise price of such Vested Company Option, multiplied by (ii) the number of shares of HH common stock covered by such Vested Company Option (for the avoidance of doubt, any outstanding option to purchase shares of HH common stock that is either unvested or has a per share exercise price equal to or greater than the per-share Merger Consideration will be cancelled without payment or consideration), and (b) each outstanding HH restricted stock unit that vests in connection with the consummation of the Merger (each, a “Vested Company RSU”) will be cancelled, treated as a Cash-Electing Share, Preferred Stock Electing Share, or Non-Electing Share, as per the election (or non-election) made by the holder of such Vested Company RSU, and converted into a right to receive Cash Consideration, Preferred Stock Consideration, or a combination of the two in an amount equal to the Merger Consideration for each share of HH common stock covered by such Vested Company RSU (for the avoidance of doubt, any HH restricted stock unit that does not vest upon consummation of the Merger shall be cancelled without payment or consideration). Each outstanding HH performance stock unit (each, a “Company PSU”) will be cancelled without payment or consideration.

Notwithstanding the foregoing, the aggregate amount of Cash Consideration, together with any cash payable in lieu of fractional shares of Parent Preferred Stock, shall not exceed $19,200,000 (the “Maximum Cash Amount”). The allocation of the Cash Consideration and the Preferred Stock Consideration among Cash Electing Shares, Preferred Stock Electing Shares and Non-Electing Shares will be determined as follows:

•If the aggregate amount of cash that would be paid in respect of all Cash Electing Shares is less than the Maximum Cash Amount, then: each Cash Electing Share will be converted into the right to receive the Cash Consideration; each Preferred Stock Electing Share will be converted into the right to receive the Preferred Stock Consideration; and each Non-Electing Share will be converted into the right to receive, at Parent’s election, the Cash Consideration, the Preferred Stock Consideration or a combination of both (subject to the Maximum Cash Amount);

•If the aggregate amount of cash that would be paid in respect of all Cash Electing Shares exceeds the Maximum Cash Amount, then: each Preferred Stock Electing Share and each Non-Electing Share will be converted into the right to receive the Preferred Stock Consideration, and each Cash Electing Share will be converted into the right to receive (x) a prorated portion of the Cash Consideration, based on a fraction, the numerator of which is the Maximum Cash Amount and the denominator of which is the aggregate amount of cash that would be paid in respect of all Cash Electing Shares if all such Cash Electing Shares received the Cash Consideration in full, and (y) the Preferred Stock Consideration in respect of the remaining portion of such Cash Electing Share not converted into the right to receive cash pursuant to clause (x); and

•No fractional shares of Parent Preferred Stock will be issued in the Merger. In lieu of any fractional share of Parent Preferred Stock that otherwise would be issuable, the holder thereof will be entitled to receive an amount in cash, without interest, equal to such fractional share multiplied by $10.00.

In connection with the Merger, HH will hold a meeting of the holders of HH common stock (the “Stockholder Meeting”) to seek the approval of the adoption and approval of the Merger Agreement and the transactions contemplated thereby from its stockholders (the “Merger Proposal”), and to adjourn the Stockholder Meeting to solicit additional proxies if a quorum is not present or if there are not sufficient votes cast at the Stockholder Meeting to approve the Merger Proposal or to ensure that any supplemental or amended disclosure is timely provided to HH stockholders.

Star intends to file a Registration Statement on Form S-4 with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the issuance of the Parent Preferred Stock in the Merger (the “Form S-4”). The Form S-4 will include a joint Proxy Statement/Prospectus to be sent to the stockholders of HH in connection with the Stockholder Meeting (as amended or supplemented from time to time, the “Proxy Statement/Prospectus”), as well as information as how to make the form of election for form of Merger Consideration.

Each of Star and HH has agreed to customary representations and warranties in the Merger Agreement for a transaction of this nature. In addition, each of Star and HH agreed to be bound by certain customary covenants for a transaction of this nature, including, among others, (1) covenants to file the Form S-4 (including the Proxy Statement/Prospectus which will form a part thereof) with the SEC, to cause the same to become effective, and to mail the Proxy Statement/Prospectus to HH’s stockholders, (2) with respect to HH’s obligations to hold the Stockholder Meeting to solicit the requisite approval of the Merger from its stockholders, (3) with respect to non-solicitation by HH of alternative acquisition proposals (except during a 30-day go-shop period), (4) with respect to HH’s operation and conduct of its business during the period between the date of signing the Merger Agreement and the Closing, (5) with respect to HH’s obligations to provide continuing indemnification in respect of HH’s directors and officers, and to maintain directors’ and officers’ liability insurance, (6) with respect to HH’s obligations regarding certain benefits and benefit plans and bonus arrangements applicable to HH employees, (7) with respect to HH’s obligations to cause the shares of HH common stock to be de-listed from Nasdaq and de-registered under the Exchange Act following the Closing, (8) with respect to Star’s and HH’s respective obligations concerning the procurement of debt financing (in an amount sufficient to enable Star to fund, together with its available cash, the Cash Consideration at Closing) pursuant to a drawdown on HH’s existing credit facility with Texas Capital Bank (“TCB”), with the drawdown not to exceed $15 million, or under alternative debt financing acceptable to Star (the “Debt Financing”), (9) with respect to Star’s and HH’s respective obligations to notify each other of any material changes in the accuracy of their representations and warranties and/or any non-compliance with their respective covenants, and (10) with respect to HH’s and Star’s respective obligations to notify the other of any stockholder litigation concerning the Merger and, solely with respect to HH, to permit Star to participate in the defense or settlement of any such litigation. Subject to certain customary exceptions for covenants that, pursuant to their terms, are to be performed in whole or in part following the Closing, the representations, warranties and covenants of the parties set forth in the Merger Agreement will terminate at the Closing.

Consummation of the Merger is subject to certain closing conditions, including, among other things, approval by HH stockholders of the Merger Proposal and the effectiveness of the Form S-4. Each party’s obligation to consummate the Merger is also subject to other specified conditions, including, among other things, regarding (1) the accuracy of the representations and warranties of the other party, and (2) the performance in all material respects by the other party of its obligations under the Merger Agreement required to be performed on or prior to the date of the Closing. Additionally, the consummation of the Merger is subject to the receipt of certain required third-party consents and the consummation of the Debt Financing, which will require the consent of, or an amendment from, TCB to the extent TCB is the lender.

The Merger Agreement contains certain termination rights of each of Star and HH. Upon termination of the Merger Agreement under specified circumstances, HH may be required to pay Star a termination fee equal to $1,152,000, and Star may be required to pay HH a termination fee of $1,152,000. Each of HH’s and Star’s maximum liability for breach of the Merger Agreement is subject to a cap, including a cap of $1,152,000 with respect to HH’s liability and $1,152,000 with respect to Star’s liability, subject to certain limited exceptions.

Support Agreements

Concurrently with the execution of the Merger Agreement, (i) each of the directors and certain officers of HH (solely in their respective capacities as HH stockholders) have entered into Voting and Support Agreements (collectively, “Support Agreements”) with Star and HH that provide, among other things, that such stockholder will vote all of their shares of HH capital stock (including any shares of HH capital stock acquired following the date thereof and prior to the Closing) in favor of the Merger Proposal and against (x) any action that would reasonably be expected impede or frustrate the Merger Proposal or result in a breach of the Merger Agreement or the Support Agreement or (y) any proposal for an alternative transaction or any definitive agreement in respect of an alternative transaction. The Support Agreements shall terminate upon the earlier of (i) the effective time of the Merger, (ii) the time the Merger Agreement is validly terminated, (iii) as adverse recommendation change by HH’s board in accordance with the Merger Agreement, (iv) certain amendments of the Merger Agreement without the consent of the applicable stockholder, or (v) the termination of the Support Agreement upon the mutual written agreement of Star, HH and the applicable stockholder. The Support Agreements contain customary lock-up restrictions binding on the applicable stockholder that will remain in effect during the period prior to the Closing.

The preceding summaries of the Merger Agreement and the Support Agreements do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the form of Support Agreement, which are filed as Exhibits 2.1 and 10.1, respectively, to this Current Report on Form 8-K and which are incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Star or HH or to modify or supplement any factual disclosures about Star or HH in their respective public reports filed with the SEC. The Merger Agreement includes representations, warranties and covenants of Star, HH and Merger Sub made solely for the purpose of the Merger Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Merger Agreement. Investors should not rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of Star, HH, or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Merger Agreement, rather than establishing matters of fact.

Item 7.01.	Regulation FD Disclosure.

On August 14, 2026, Star issued a press release announcing the execution of the Merger Agreement. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, except that the information contained on the websites referenced in the press release is not incorporated herein by reference.

Furnished as Exhibit 99.2 hereto and incorporated herein by reference is the investor presentation that will be used by Star in connection with the Merger.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K and the exhibits filed or furnished herewith contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, express or implied statements regarding the structure, timing and completion of the proposed Merger; expectations regarding the ownership structure of the combined company; the anticipated timing of Closing; the expected executive officers and directors of the combined company; the future operations of the combined company; the nature, strategy and focus of the combined company; the executive and board structure of the combined company; and other statements that are not historical fact. All statements other than statements of historical fact contained in this Current Report on Form 8-K are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. There can be no assurance that future developments affecting Star, HH, or the proposed Merger will be those that have been anticipated.

Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Star’s control. Star’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to (i) the risk that the conditions to the closing of the proposed Merger are not satisfied, including the failure to obtain the requisite Debt Financing or to timely obtain stockholder approval for the Merger, if at all; (ii) uncertainties as to the timing of the consummation of the proposed Merger and the ability of each of Star and HH to consummate the proposed Merger; (iii) risks related to Star’s ability to manage its operating expenses and its expenses associated with the proposed Merger pending closing; (iv) risks related to the failure or delay in obtaining required approvals from any governmental or quasi-governmental entity necessary to consummate the proposed Merger; (v) risks related to the market price of the Parent Preferred Stock relative to the value suggested by the Merger Consideration; (vi) unexpected costs, charges or expenses resulting from the Merger; (vii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Merger; (viii) risks related to the inability of the combined company to successfully operate as a combined business; and (ix) risks associated with the possible failure to realize certain anticipated benefits of the proposed Merger, including with respect to future financial and operating results, among others. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the SEC, including the factors described in the section titled “Risk Factors” in Star’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC, and in other filings that Star makes and will make with the SEC in connection with the proposed Merger, including the Proxy Statement/Prospectus described below under “Additional Information and Where to Find It.” You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. Star expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. This Current Report on Form 8-K does not purport to summarize all of the conditions, risks and other attributes of an investment in Star or HH.

Participants in the Solicitation

Star, HH, and their respective directors and certain of their executive officers and employees may be considered participants in the solicitation of proxies from HH’s stockholders with respect to the proposed Merger under the rules of the SEC. Information about the directors and executive officers of Star is set forth in its Definitive Proxy Statement related to its 2026 Annual Meeting of Stockholders, which was filed with the SEC on April 30, 2026 and certain other documents filed by Star with the SEC, and in subsequent documents filed with the SEC. Information about HH’s directors and officers is available in its Definitive Proxy Statement related to its 2026 Annual Meeting of Stockholders, which was filed by HH with the SEC on April 9, 2026, and in subsequent documents filed with the SEC. Additional information will be made available to you regarding the persons who may be deemed participants in the proxy solicitations and their direct and indirect interests (by security holdings or otherwise) in the Merger and related transactions in a registration statement on Form S-4 (the “Form S-4”) that will contain the Proxy Statement/Prospectus, and other relevant materials, each that will be filed with the SEC and disseminated to HH’s stockholders when they become available. Instructions on how to obtain free copies of this document and, when available, the Form S-4 and Proxy Statement/Prospectus, are set forth below in the section headed “Additional Information and Where to Find It”.

This Current Report on Form 8-K and the exhibits filed or furnished herewith relate to the proposed Merger involving Star and HH and may be deemed to be solicitation material with respect to HH’s stockholders in respect of the proposed Merger. In connection with the proposed Merger, Star will file the Form S-4 and Proxy Statement/Prospectus. This Current Report on Form 8-K is not a substitute for the Form S-4, the Proxy Statement/Prospectus or for any other document that Star or HH may file with the SEC and or that HH may send to its stockholders in connection with the proposed Merger. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF HH ARE URGED TO READ THE FORM S-4, THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT STAR, HH, THE PROPOSED MERGER AND RELATED MATTERS.

No Offer or Solicitation

This Current Report on Form 8-K and the exhibits filed or furnished herewith do not constitute an offer to sell or the solicitation of an offer to buy any securities nor a solicitation of any vote or approval with respect to the proposed Merger or otherwise. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U S. Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Additional Information and Where to Find It

Investors and security holders will be able to obtain free copies of the Form S-4, the Proxy Statement/Prospectus and other documents filed by Star with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by Star with the SEC will also be available free of charge on Star’s website at https://www.starequity.com/. You may obtain free copies of this document as described above.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

2.1*	Agreement and Plan of Merger, dated as of August 14, 2026, by and among Star Equity Holdings, Inc., Merger Sub - R, Inc., and Harte Hanks, Inc.

10.1	Form of Support Agreement

99.1	Press Release, issued on August 14, 2026

99.2	Investor Presentation, dated August 14, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR EQUITY HOLDINGS, INC. (Registrant)

By:	/s/ MATTHEW K. DIAMOND
Matthew K. Diamond
Chief Accounting Officer

	Dated:	August 14, 2026